Exhibit 4.2

NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

HF2 FINANCIAL MANAGEMENT INC.

PAR VALUE $0.000001 EACH CLASS B COMMON STOCK

See Reverse for Certain Definitions

This is to Certify that is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS B COMMON STOCK OF

HF2 FINANCIAL MANAGEMENT INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

SECRETARY/TREASURER

CHAIRMAN/PRESIDENT

©1999 CORPEX BANKNOTE CO., BAY SHORE N.Y.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list

UNIF TRANSFERS MIN ACT- Custodian

(Cust) (Minor)

under Uniform Transfers to Minors

Act

(State)

For value received hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

NOTICED: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.